UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, the Board of Directors (the “Board”) of AERWINS Technologies Inc. (the “Company”) appointed Kiran Sidhu as a member of the Board and as Chairman of the Board. Mr. Sidhu, age 58, is the Managing Member of Catalyst Capital LLC, founded in January 1999. Catalyst invests in early-stage companies, including technology, biotechnology, and cannabis. Mr. Sidhu served as the CEO and a Director of Halo Collective (NEO: HALO), a multi-state cannabis operator, from September 2018 to June 2022. He has also been the CEO of ANM, Inc. (“ANM”), a wholly owned subsidiary of Halo Collective, since April 2016.

Mr. Sidhu was previously a non-executive director and audit committee chairman of Namaste Technologies Inc. (TSX-V: N), a technology company that provided cannabis-related marketplaces for products and services in 20 countries from October 2016 to February 2019. Additionally, Mr. Sidhu was the Chairman and CEO of Transact Network Ltd., a leading EU electronic money institution, which was later sold to The Bancorp, Inc. (NYSE: TBBK) in 2011. Before founding Transact Network Ltd., he held the position of Managing Director of Aspen Communications, an Indian outsourcing company provides e-commerce fraud detection, accounting, customer support, systems support, and data analytics services to e-commerce companies. Mr. Sidhu currently serves as a non-executive director of Aspen Communications.

Earlier in his career, Mr. Sidhu served as the CFO of On Stage Entertainment (NASDAQ: ONST) and oversaw its initial public offering. He also co-founded Nano Universe PLC (LSE-AIM: NANO) and served as the Finance Director, overseeing the company’s listing on the LSE-AIM. In addition, Mr. Sidhu worked as a Manager in Price Waterhouse’s strategic consulting group in Los Angeles and a Senior Associate in mergers and acquisitions at Merrill Lynch Capital Markets in New York. He graduated with honors in Computer Science from Brown University in 1985, and earned an MBA in Finance from the Wharton School of Business in 1987.

Following the appointment of Mr. Sidhu, Mike Sayama and Marehiko Yamada resigned as members of the Board, effective May 18, 2023 and May 15, 2023, respectively. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On May 19, 2023, the Company issued a press release announcing the Board changes discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the registrant on May 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: May 19, 2023	By:	/s/ Taiji Ito
	Name:	Taiji Ito
	Title:	Chief Executive Officer